Exhibit 99.1

News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
www.airproducts.com

Air Products Reports Strong Fiscal 2018 Second Quarter Results;
GAAP EPS Up 36 Percent and Adjusted EPS Up 20 Percent over Prior Year

Q2 FY18 (all from continuing operations):

•	GAAP EPS of $1.89, up 36 percent from the prior year; GAAP net income of $416 million

•	Adjusted EPS of $1.71*, up 20 percent versus prior year

•	Adjusted EBITDA margin of 34.3 percent*, up 140 basis points versus prior year

Highlights

•	Expect to close on $1.3 billion Lu'An syngas supply joint venture in fiscal 2018 third quarter, onstream in phases

•	Awarded industrial gases supply to Samsung Electronics' second 3D V-NAND Fab in Western China

•	Signed agreement to purchase largest carbon dioxide business in Continental Europe, ACP Europe SA

Guidance

•
Increased fiscal 2018 adjusted EPS guidance to $7.25 to $7.40 per share, now up 15 to 17 percent over prior year. This increase is due in part to the expected contribution from the Lu'An project. Fiscal 2018 third quarter adjusted EPS guidance of $1.80 to $1.85 per share, up nine to 12 percent over fiscal 2017 third quarter.

•	Including the Lu'An project, expected fiscal year 2018 capital spending of $1.8 to $2.0 billion

*The results and guidance in this release, including in the highlights above, include references to non-GAAP continuing operations measures. These exclude discontinued operations and are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP to non-GAAP results can be found below.

LEHIGH VALLEY, Pa. (April 26, 2018) – Air Products (NYSE: APD) today reported GAAP net income from continuing operations of $416 million and GAAP diluted earnings per share (EPS) from continuing operations of $1.89, up 37 and 36 percent, respectively from the prior year, for its fiscal second quarter ended March 31, 2018. These results include an income tax benefit of $0.18 EPS due to the restructuring of select foreign subsidiaries.
For the quarter, on a non-GAAP basis, adjusted net income from continuing operations of $378 million and diluted adjusted EPS from continuing operations of $1.71 both increased 20 percent over prior year.
Second quarter sales of $2.2 billion increased nine percent from the prior year on four percent higher volumes and five percent favorable currency. Volumes were higher in all three Industrial Gas regions, partially offset by lower activity from the Jazan project in Saudi Arabia. Pricing increased one percent, driven primarily by the China merchant business.
For the quarter, adjusted EBITDA of $739 million increased 13 percent over the prior year, driven by the higher volumes, positive pricing and favorable currency. Adjusted EBITDA margin of 34.3 percent increased 140 basis points over the prior year, primarily on the higher volumes.
Commenting on the results, Seifi Ghasemi, chairman, president and chief executive officer, said, “Our talented and committed Air Products team delivered another strong quarter, further improving safety performance and financial

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results. Adjusted EPS of $1.71 increased 20 percent over prior year, our 16th consecutive quarter of year-on-year adjusted EPS growth. We also continued to generate a significant amount of investable cash. Adjusted EBITDA margin of 34.3 percent shows our people are continuing to focus on delivering strong operating performance while successfully winning new growth opportunities," he said.

Second Quarter Results by Business Segment

•
Industrial Gases – Americas sales of $913 million increased three percent over prior year, driven by higher hydrogen and merchant gases volumes. Adjusted EBITDA of $362 million increased three percent over the prior year, primarily driven by the higher volumes.

•
Industrial Gases – EMEA sales of $562 million increased 36 percent over prior year, driven by 20 percent higher volumes, 15 percent favorable currency and one percent favorable pricing. The higher volumes were primarily from the new hydrogen plant in India; merchant volumes also contributed positively. Adjusted EBITDA of $179 million increased 29 percent over the prior year on the higher volumes, pricing and currency. Adjusted EBITDA margin of 31.8 percent decreased 160 basis points from the prior year; excluding the India plant, which has comparatively high natural gas costs, adjusted EBITDA margin was up slightly compared to prior year.

•
Industrial Gases – Asia sales of $558 million increased 28 percent over prior year, driven by 17 percent higher volumes from new plants and base business growth, eight percent favorable currency, and three percent higher pricing. Adjusted EBITDA of $227 million increased 30 percent on the strong volumes, favorable currency and higher pricing.

Outlook
Ghasemi said, “Our team's performance continues to have us operating from a position of great strength. Air Products people around the world are working hard, every day, to drive our safety, productivity and operational performance higher. In addition, our very strong balance sheet and cash flow position mean we have the capability to invest at least $13 billion over the next five years in many growth opportunities we see, including acquisitions, asset buybacks and large projects. Our absolute focus on these two areas -- delivering operational excellence and strategically deploying capital for growth -- are our playbook for continuing to create value for our customers and shareholders."
Increasing guidance for fiscal 2018, Air Products now expects full-year adjusted EPS of $7.25 to $7.40 per share, up 15 to 17 percent over prior year. For the fiscal 2018 third quarter, Air Products expects adjusted EPS of $1.80 to $1.85 per share, up nine to 12 percent over the fiscal 2017 third quarter.
Including the Lu'An project, the capital expenditure forecast for fiscal year 2018 now is expected to be in the range of $1.8 to $2.0 billion on a GAAP and non-GAAP basis.

Management has provided adjusted EPS and adjusted tax rate guidance on a continuing operations basis. While Air Products might have additional impacts from the U.S. Tax Cuts and Jobs Act adopted in late 2017, or incur additional costs for items such as cost reduction actions and pension settlements in future periods, it is not possible, without unreasonable efforts, to identify the amount or significance of these events or the potential for other transactions that may impact future GAAP EPS or the effective tax rate. Management does not believe these items to be representative of underlying business performance. Accordingly, management is unable to reconcile, without unreasonable effort, the Company’s forecasted range of adjusted EPS or the impact of the adjusted tax rate to a comparable GAAP range.

Earnings Teleconference
Access the Q2 earnings teleconference scheduled for 10:00 a.m. Eastern Time on April 26 by calling (323) 794-2551 and entering passcode 6702758, or access the Event Details page on Air Products’ Investor Relations web site.

About Air Products
Air Products (NYSE:APD) is a world-leading Industrial Gases company in operation for over 75 years. The Company’s core industrial gases business provides atmospheric and process gases and related equipment to manufacturing markets, including refining and petrochemical, metals, electronics, and food and beverage. Air Products is also the world’s leading supplier of liquefied natural gas process technology and equipment.

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The Company had fiscal 2017 sales of $8.2 billion from continuing operations in 50 countries and has a current market capitalization of about $35 billion. Approximately 15,000 passionate, talented and committed employees from a diversity of backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and address the challenges facing customers, communities, and the world. For more information, visit www.airproducts.com.
NOTE: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance, business outlook and investment opportunities. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date this release is furnished. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, global or regional economic conditions and supply and demand dynamics in market segments into which the Company sells; political risks, including the risks of unanticipated government actions; acts of war or terrorism; significant fluctuations in interest rates and foreign currencies from that currently anticipated; future financial and operating performance of major customers; unanticipated contract terminations or customer cancellations or postponement of projects and sales; our ability to execute the projects in our backlog; asset impairments due to economic conditions or specific events; the impact of price fluctuations in natural gas and disruptions in markets and the economy due to oil price volatility; costs and outcomes of litigation or regulatory investigations; the success of productivity and operational improvement programs; the timing, impact, and other uncertainties of future acquisitions or divestitures, including reputational impacts; the Company’s ability to implement and operate with new technologies; the impact of changes in environmental, tax or other legislation, economic sanctions and regulatory activities in jurisdictions in which the Company and its affiliates operate; and other risk factors described in the Company’s Form 10-K for its fiscal year ended September 30, 2017. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:
Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com
Investor Inquiries:
Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com

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* Presented below are reconciliations of the reported GAAP results to the non-GAAP measures.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Millions of dollars unless otherwise indicated, except for per share data)
The Company has presented certain financial measures on a non-GAAP (“adjusted”) basis and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. The Company believes these non-GAAP measures provide investors, potential investors, securities analysts, and others with useful information to evaluate the performance of the business because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results.
In many cases, our non-GAAP measures are determined by adjusting the most directly comparable GAAP financial measure to exclude certain disclosed items (“non-GAAP adjustments”) that we believe are not representative of the underlying business performance. For example, Air Products restructured the Company to focus on its core Industrial Gases business. This had resulted in significant cost reduction and asset actions that we believe were important for investors to understand separately from the performance of the underlying business. The reader should be aware that we may incur similar expenses in the future. The tax impact on our pre-tax non-GAAP adjustments reflects the expected current and deferred income tax expense impact of the transactions and is impacted primarily by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions. Investors should also consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another.
During the first quarter of fiscal year 2018, we adopted accounting guidance on the presentation of net periodic pension and postretirement benefit cost. Certain prior year information has been reclassified to conform to the fiscal year 2018 presentation. Refer to Note 2, New Accounting Guidance, to the consolidated financial statements for additional information.

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CONSOLIDATED RESULTS

	Continuing Operations
	Three Months Ended 31 March
Q2 2018 vs. Q2 2017	Operating Income	Operating Margin(A)		Equity Affiliates' Income	Income Tax Provision	Net Income	Diluted EPS
2018 GAAP	$455.4	21.1%		$43.7	$56.2	$416.4	$1.89
2017 GAAP	395.6	20.0%		34.2	94.5	304.4	1.39
Change GAAP	$59.8	110	bp	$9.5	($38.3)	$112.0	$.50
% Change GAAP	15%			28%	(41)%	37%	36%
2018 GAAP	$455.4	21.1%		$43.7	$56.2	$416.4	$1.89
Tax restructuring benefit	—	—%		—	38.8	(38.8)	(.18)
2018 Non-GAAP Measure	$455.4	21.1%		$43.7	$95.0	$377.6	$1.71
2017 GAAP	$395.6	20.0%		$34.2	$94.5	$304.4	$1.39
Cost reduction and asset actions	10.3	.5%		—	3.1	7.2	.03
Pension settlement loss	—	—%		—	1.5	2.6	.01
2017 Non-GAAP Measure	$405.9	20.5%		$34.2	$99.1	$314.2	$1.43
Change Non-GAAP Measure	$49.5	60	bp	$9.5	($4.1)	$63.4	$.28
% Change Non-GAAP Measure	12%			28%	(4)%	20%	20%

	Continuing Operations
	Six Months Ended 31 March
2018 vs. 2017	Operating Income	Operating Margin(A)		Equity Affiliates' Income	Income Tax Provision	Net Income	Diluted EPS
2018 GAAP	$916.1	21.0%		$57.5	$348.0	$572.0	$2.59
2017 GAAP	723.9	18.7%		72.2	172.9	556.0	2.53
Change GAAP	$192.2	230	bp	($14.7)	$175.1	$16.0	$.06
% Change GAAP	27%			(20)%	101%	3%	2%
2018 GAAP	$916.1	21.0%		$57.5	$348.0	$572.0	$2.59
Tax reform repatriation	—	—%		32.5	(420.5)	453.0	2.06
Tax reform rate change and other	—	—%		—	214.0	(214.0)	(.97)
Tax restructuring benefit	—	—%		—	38.8	(38.8)	(.18)
2018 Non-GAAP Measure	$916.1	21.0%		$90.0	$180.3	$772.2	$3.50
2017 GAAP	$723.9	18.7%		$72.2	$172.9	$556.0	$2.53
Business separation costs	32.5	.8%		—	3.7	26.5	.12
Tax costs associated with business separation	—	—%		—	(2.7)	2.7	.01
Cost reduction and asset actions	60.3	1.6%		—	11.9	48.4	.23
Pension settlement loss	—	—%		—	1.5	2.6	.01
2017 Non-GAAP Measure	$816.7	21.1%		$72.2	$187.3	$636.2	$2.90
Change Non-GAAP Measure	$99.4	(10	)bp	$17.8	($7.0)	$136.0	$.60
% Change Non-GAAP Measure	12%			25%	(4)%	21%	21%

(A)	Operating margin is calculated by dividing operating income by sales.

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ADJUSTED EBITDA
We define Adjusted EBITDA as income from continuing operations (including noncontrolling interests) excluding certain disclosed items, which the Company does not believe to be indicative of underlying business trends, before interest expense, other non‑operating income (expense), net, income tax provision (benefit), and depreciation and amortization expense. Adjusted EBITDA provides a useful metric for management to assess operating performance.
Below is a reconciliation of Income from Continuing Operations on a GAAP basis to Adjusted EBITDA:

2018	Q1	Q2	Q3	Q4	Q2 YTD Total
Income from Continuing Operations(A)	$162.7	$423.6			$586.3
Add: Interest expense	29.8	30.4			60.2
Less: Other non-operating income (expense), net	9.8	11.1			20.9
Add: Income tax provision	291.8	56.2			348.0
Add: Depreciation and amortization	227.9	240.0			467.9
Add: Tax reform repatriation - equity method investment	32.5	—			32.5
Adjusted EBITDA	$734.9	$739.1			$1,474.0
2017	Q1	Q2	Q3	Q4	Q2 YTD Total
Income from Continuing Operations(A)	$258.2	$310.1	$106.4	$480.5	$568.3
Add: Interest expense	29.5	30.5	29.8	30.8	60.0
Less: Other non-operating income (expense), net	(.2)	5.3	3.7	7.8	5.1
Add: Income tax provision (benefit)	78.4	94.5	89.3	(1.3)	172.9
Add: Depreciation and amortization	206.1	211.8	216.9	231.0	417.9
Add: Business separation costs	32.5	—	—	—	32.5
Add: Cost reduction and asset actions	50.0	10.3	42.7	48.4	60.3
Add: Goodwill and intangible asset impairment charge	—	—	162.1	—	—
Less: Gain on land sale	—	—	—	12.2	—
Add: Equity method investment impairment charge	—	—	79.5	—	—
Adjusted EBITDA	$654.9	$651.9	$723.0	$769.4	$1,306.8

(A)	Includes net income attributable to noncontrolling interests.

2018 vs. 2017	Q1	Q2	Q2 YTD Total
Change GAAP
Income from continuing operations change	($95.5)	$113.5	$18.0
Income from continuing operations % change	(37)%	37%	3%
Change Non-GAAP
Adjusted EBITDA change	$80.0	$87.2	$167.2
Adjusted EBITDA % change	12%	13%	13%

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Below is a reconciliation of segment operating income to Adjusted EBITDA:

	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Corporate and other	Segment Total
GAAP MEASURE
Three Months Ended 31 March 2018
Operating income (loss)	$222.3		$116.7		$148.7		$12.1	($44.4)	$455.4
Operating margin	24.3%		20.8%		26.7%				21.1%
Three Months Ended 31 March 2017
Operating income (loss)	$223.2		$88.6		$112.3		$22.7	($40.9)	$405.9
Operating margin	25.1%		21.4%		25.8%				20.5%
Operating income (loss) change	($.9)		$28.1		$36.4		($10.6)	($3.5)	$49.5
Operating income (loss) % change	—%		32%		32%		(47)%	(9)%	12%
Operating margin change	(80	) bp	(60	) bp	90	bp			60	bp
NON-GAAP MEASURE
Three Months Ended 31 March 2018
Operating income (loss)	$222.3		$116.7		$148.7		$12.1	($44.4)	$455.4
Add: Depreciation and amortization	122.3		50.7		62.6		1.9	2.5	240.0
Add: Equity affiliates' income	16.9		11.1		15.4		.3	—	43.7
Adjusted EBITDA	$361.5		$178.5		$226.7		$14.3	($41.9)	$739.1
Adjusted EBITDA margin	39.6%		31.8%		40.7%				34.3%
Three Months Ended 31 March 2017
Operating income (loss)	$223.2		$88.6		$112.3		$22.7	($40.9)	$405.9
Add: Depreciation and amortization	116.0		41.6		49.3		1.7	3.2	211.8
Add: Equity affiliates' income	13.0		8.3		12.9		—	—	34.2
Adjusted EBITDA	$352.2		$138.5		$174.5		$24.4	($37.7)	$651.9
Adjusted EBITDA margin	39.6%		33.4%		40.0%				32.9%
Adjusted EBITDA change	$9.3		$40.0		$52.2		($10.1)	($4.2)	$87.2
Adjusted EBITDA % change	3%		29%		30%		(41)%	(11)%	13%
Adjusted EBITDA margin change	—		(160	) bp	70	bp			140	bp

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	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Corporate and other	Segment Total
GAAP MEASURE
Six Months Ended 31 March 2018
Operating income (loss)	$439.5		$221.2		$324.2		$21.6	($90.4)	$916.1
Operating margin	24.1%		20.5%		27.0%				21.0%
Six Months Ended 31 March 2017
Operating income (loss)	$446.5		$178.6		$230.7		$30.9	($70.0)	$816.7
Operating margin	25.5%		21.9%		26.4%				21.1%
Operating income (loss) change	($7.0)		$42.6		$93.5		($9.3)	($20.4)	$99.4
Operating income (loss) % change	(2)%		24%		41%		(30)%	(29)%	12%
Operating margin change	(140	) bp	(140	) bp	60	bp			(10	) bp
NON-GAAP MEASURE
Six Months Ended 31 March 2018
Operating income (loss)	$439.5		$221.2		$324.2		$21.6	($90.4)	$916.1
Add: Depreciation and amortization	240.1		99.8		119.4		3.5	5.1	467.9
Add: Equity affiliates' income	35.5		24.2		29.6		.7	—	90.0
Adjusted EBITDA	$715.1		$345.2		$473.2		$25.8	($85.3)	$1,474.0
Adjusted EBITDA margin	39.2%		32.0%		39.4%				33.7%
Six Months Ended 31 March 2017
Operating income (loss)	$446.5		$178.6		$230.7		$30.9	($70.0)	$816.7
Add: Depreciation and amortization	227.8		83.8		96.0		3.7	6.6	417.9
Add: Equity affiliates' income	27.7		17.8		26.4		.3	—	72.2
Adjusted EBITDA	$702.0		$280.2		$353.1		$34.9	($63.4)	$1,306.8
Adjusted EBITDA margin	40.0%		34.4%		40.4%				33.8%
Adjusted EBITDA change	$13.1		$65.0		$120.1		($9.1)	($21.9)	$167.2
Adjusted EBITDA % change	2%		23%		34%		(26)%	(35)%	13%
Adjusted EBITDA margin change	(80	) bp	(240	) bp	(100	) bp			(10	) bp
Below is a reconciliation of segment total operating income to consolidated operating income:

	Three Months Ended		Six Months Ended
	31 March		31 March
Operating Income	2018	2017	2018	2017
Segment total	$455.4	$405.9	$916.1	$816.7
Business separation costs	—	—	—	(32.5)
Cost reduction and asset actions	—	(10.3)	—	(60.3)
Consolidated Total	$455.4	$395.6	$916.1	$723.9

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Below is a reconciliation of segment total equity affiliates' income to consolidated equity affiliates' income:

	Three Months Ended		Six Months Ended
	31 March		31 March
Equity Affiliates' Income	2018	2017	2018	2017
Segment total	$43.7	$34.2	$90.0	$72.2
Tax reform repatriation - equity method investment	—	—	(32.5)	—
Consolidated Total	$43.7	$34.2	$57.5	$72.2

INCOME TAXES
The tax impact on our pre-tax non-GAAP adjustments reflects the expected current and deferred income tax expense impact of the transactions and is impacted primarily by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions. For additional discussion on the fiscal year 2018 non-GAAP tax adjustments, including the impact of the U.S. Tax Cuts and Jobs Act, refer to Note 1, Income Taxes, to the consolidated financial statements.

	Effective Tax Rate
	Three Months Ended 31 March		Six Months Ended 31 March
	2018	2017	2018	2017
Income Tax Provision—GAAP	$56.2	$94.5	$348.0	$172.9
Income From Continuing Operations Before Taxes—GAAP	$479.8	$404.6	$934.3	$741.2
Effective Tax Rate—GAAP	11.7%	23.4%	37.2%	23.3%
Income Tax Provision—GAAP	$56.2	$94.5	$348.0	$172.9
Business separation costs	—	—	—	3.7
Tax costs associated with business separation	—	—	—	(2.7)
Cost reduction and asset actions	—	3.1	—	11.9
Pension settlement loss	—	1.5	—	1.5
Tax reform repatriation	—	—	(420.5)	—
Tax reform rate change and other	—	—	214.0	—
Tax restructuring benefit	38.8	—	38.8	—
Income Tax Provision—Non-GAAP Measure	$95.0	$99.1	$180.3	$187.3
Income From Continuing Operations Before Taxes—GAAP	$479.8	$404.6	$934.3	$741.2
Business separation costs	—	—	—	30.2
Cost reduction and asset actions	—	10.3	—	60.3
Pension settlement loss	—	4.1	—	4.1
Tax reform repatriation - equity method investment	—	—	32.5	—
Income From Continuing Operations Before Taxes—Non-GAAP Measure	$479.8	$419.0	$966.8	$835.8
Effective Tax Rate—Non-GAAP Measure	19.8%	23.7%	18.6%	22.4%

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CAPITAL EXPENDITURES
We utilize a non-GAAP measure in the computation of capital expenditures and include spending associated with facilities accounted for as capital leases. Certain contracts associated with facilities that are built to provide product to a specific customer are required to be accounted for as leases, and such spending is reflected as a use of cash in the consolidated statements of cash flows within "Cash Provided by Operating Activities" if the arrangement qualifies as a capital lease.
Below is a reconciliation of capital expenditures on a GAAP basis to a non-GAAP measure:

	Three Months Ended 31 March		Six Months Ended 31 March
	2018	2017	2018	2017
Capital expenditures for continuing operations—GAAP basis	$350.2	$293.1	$843.9	$541.1
Capital lease expenditures	5.9	1.8	12.3	5.8
Capital expenditures—Non-GAAP basis	$356.1	$294.9	$856.2	$546.9
We expect capital expenditures for fiscal year 2018 to be approximately $1,800 to $2,000 on a GAAP and non-GAAP basis.

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RETURN ON CAPITAL EMPLOYED (ROCE)
Return on capital employed (ROCE) is calculated on a continuing operations basis as earnings after-tax divided by five-quarter average total capital. Earnings after-tax is calculated based on trailing four quarters and is defined as the sum of net income from continuing operations attributable to Air Products, interest expense, after-tax, at our effective quarterly tax rate, and net income attributable to noncontrolling interests. This non-GAAP measure has been adjusted for the impact of the disclosed items detailed below. Total capital consists of total debt and total equity less noncontrolling interests and total assets of discontinued operations.

	2018			2017				2016
	Q2		Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2
Net income from continuing operations attributable to Air Products	$416.4		$155.6	$474.2	$104.2	$304.4	$251.6	$289.4	$250.3
Interest expense	30.4		29.8	30.8	29.8	30.5	29.5	32.2	35.1
Interest expense tax impact	(3.6)		(19.1)	.1	(13.6)	(7.1)	(6.9)	(8.0)	(12.7)
Interest expense, after-tax	26.8		10.7	30.9	16.2	23.4	22.6	24.2	22.4
Net income attributable to noncontrolling interests of continuing operations	7.2		7.1	6.3	2.2	5.7	6.6	5.0	5.4
Earnings After-Tax—GAAP	$450.4		$173.4	$511.4	$122.6	$333.5	$280.8	$318.6	$278.1

Disclosed items, after-tax
Business separation costs	$—		$—	$—	$—	$—	$26.5	$19.3	$6.5
Tax (benefit) costs associated with business separation	—		—	—	(8.2)	—	2.7	4.1	47.7
Cost reduction and asset actions	—		—	30.9	30.0	7.2	41.2	7.2	8.7
Pension settlement loss	—		—	.6	3.4	2.6	—	1.4	.6
Goodwill and intangible asset impairment charge	—		—	—	154.1	—	—	—	—
Gain on land sale	—		—	(7.6)	—	—	—	—	—
Equity method investment impairment charge	—		—	—	79.5	—	—	—	—
Loss on extinguishment of debt	—		—	—	—	—	—	4.3	—
Tax election benefit	—		—	(111.4)	—	—	—	—	—
Tax reform repatriation	—		453.0	—	—	—	—	—	—
Tax reform rate change and other	—		(214.0)	—	—	—	—	—	—
Tax restructuring benefit	(38.8)		—	—	—	—	—	—	—
Earnings After-Tax—Non‑GAAP	$411.6		$412.4	$423.9	$381.4	$343.3	$351.2	$354.9	$341.6

Total Capital
Short-term borrowings	$112.5		$87.1	$144.0	$143.4	$122.3	$156.1	$935.8	$1,043.0	$1,478.5
Current portion of long-term debt	11.6		11.3	416.4	416.0	420.5	873.3	365.4	714.9	763.6
Long-term debt	3,442.4		3,414.9	3,402.4	3,366.6	3,300.4	3,289.0	3,909.7	3,908.1	3,556.9
Total Debt	3,566.5		3,513.3	3,962.8	3,926.0	3,843.2	4,318.4	5,210.9	5,666.0	5,799.0
Total Equity	10,693.2		10,321.2	10,185.5	9,509.9	9,420.2	7,261.1	7,213.4	7,180.2	7,053.1
Noncontrolling interests of discontinued operations	—		—	—	—	—	—	(33.9)	(32.9)	(33.0)
Assets of discontinued operations	—		(10.2)	(10.2)	(9.8)	(9.8)	(860.2)	(1,968.5)	(1,762.0)	(1,707.1)
Total Capital	$14,259.7		$13,824.3	$14,138.1	$13,426.1	$13,253.6	$10,719.3	$10,421.9	$11,051.3	$11,112.0

Earnings After Tax—GAAP	$1,257.8					$1,211.0
Five-quarter average total capital	13,780.4					11,311.6
ROCE—GAAP items	9.1%					10.7%
Change GAAP-based Measure	(160	)bp

Earnings After Tax—Non-GAAP	$1,629.3					$1,391.0
Five-quarter average total capital	13,780.4					11,311.6
ROCE—Non-GAAP items	11.8%					12.3%
Change Non-GAAP-based Measure	(50	)bp

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OUTLOOK
Guidance provided is on a non-GAAP continuing operations basis, which excludes the impact of certain items that we believe are not representative of our underlying business performance. While we might incur additional costs for items such as cost reduction actions and pension settlements in future periods, it is not possible, without unreasonable efforts, to identify the amount or significance of these events or the potential for other transactions that may impact future GAAP EPS. Accordingly, management is unable to reconcile, without unreasonable effort, the Company’s forecasted range of adjusted EPS on a continuing operations basis to a comparable GAAP range.

	Diluted EPS
	Q3	Full Year
2017 GAAP	$.47	$5.16
Business separation costs	—	.12
Tax benefit associated with business separation	(.04)	(.02)
Cost reduction and asset actions	.14	.49
Pension settlement loss	.02	.03
Goodwill and intangible asset impairment charge	.70	.70
Gain on land sale	—	(.03)
Equity method investment impairment charge	.36	.36
Tax election benefit	—	(.50)
2017 Non-GAAP Measure	$1.65	$6.31
2018 Non-GAAP Outlook	1.80–1.85	7.25–7.40
Change Non-GAAP	.15–.20	.94–1.09
% Change Non-GAAP	9%–12%	15%–17%

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended		Six Months Ended
	31 March		31 March
(Millions of dollars, except for share and per share data)	2018	2017	2018	2017
Sales	$2,155.7	$1,980.1	$4,372.3	$3,862.6
Cost of sales	1,506.5	1,403.8	3,078.3	2,720.5
Selling and administrative	194.6	177.6	386.2	342.3
Research and development	14.5	14.8	29.1	29.8
Business separation costs	—	—	—	32.5
Cost reduction and asset actions	—	10.3	—	60.3
Other income (expense), net	15.3	22.0	37.4	46.7
Operating Income	455.4	395.6	916.1	723.9
Equity affiliates' income	43.7	34.2	57.5	72.2
Interest expense	30.4	30.5	60.2	60.0
Other non-operating income (expense), net	11.1	5.3	20.9	5.1
Income From Continuing Operations Before Taxes	479.8	404.6	934.3	741.2
Income tax provision	56.2	94.5	348.0	172.9
Income From Continuing Operations	423.6	310.1	586.3	568.3
Income (Loss) From Discontinued Operations, net of tax	—	1,825.6	(1.0)	1,873.8
Net Income	423.6	2,135.7	585.3	2,442.1
Net Income Attributable to Noncontrolling Interests of Continuing Operations	7.2	5.7	14.3	12.3
Net Income Attributable to Air Products	$416.4	$2,130.0	$571.0	$2,429.8
Net Income Attributable to Air Products
Income from continuing operations	$416.4	$304.4	$572.0	$556.0
Income (Loss) from discontinued operations	—	1,825.6	(1.0)	1,873.8
Net Income Attributable to Air Products	$416.4	$2,130.0	$571.0	$2,429.8
Basic Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.90	$1.40	$2.61	$2.55
Income from discontinued operations	—	8.38	—	8.61
Net Income Attributable to Air Products	$1.90	$9.78	$2.61	$11.16
Diluted Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.89	$1.39	$2.59	$2.53
Income from discontinued operations	—	8.31	—	8.53
Net Income Attributable to Air Products	$1.89	$9.70	$2.59	$11.06
Weighted Average Common Shares – Basic (in millions)	219.4	217.9	219.2	217.8
Weighted Average Common Shares – Diluted (in millions)	220.8	219.7	220.7	219.6
Dividends Declared Per Common Share – Cash	$1.10	$.95	$2.05	$1.81
Other Data from Continuing Operations
Depreciation and amortization	$240.0	$211.8	$467.9	$417.9
Capital expenditures – Refer to page 10	$356.1	$294.9	$856.2	$546.9

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	31 March	30 September
(Millions of dollars)	2018	2017
Assets
Current Assets
Cash and cash items	$3,066.9	$3,273.6
Short-term investments	137.0	404.0
Trade receivables, net	1,252.3	1,174.0
Inventories	339.9	335.4
Contracts in progress, less progress billings	98.5	84.8
Prepaid expenses	131.2	191.4
Other receivables and current assets	370.5	403.3
Current assets of discontinued operations	—	10.2
Total Current Assets	5,396.3	5,876.7
Investment in net assets of and advances to equity affiliates	1,305.6	1,286.9
Plant and equipment, at cost	20,522.5	19,547.8
Less: accumulated depreciation	11,704.8	11,107.6
Plant and equipment, net	8,817.7	8,440.2
Goodwill, net	815.0	721.5
Intangible assets, net	444.4	368.3
Noncurrent capital lease receivables	1,128.5	1,131.8
Other noncurrent assets	603.6	641.8
Total Noncurrent Assets	13,114.8	12,590.5
Total Assets	$18,511.1	$18,467.2
Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,551.6	$1,814.3
Accrued income taxes	76.6	98.6
Short-term borrowings	112.5	144.0
Current portion of long-term debt	11.6	416.4
Current liabilities of discontinued operations	—	15.7
Total Current Liabilities	1,752.3	2,489.0
Long-term debt	3,442.4	3,402.4
Other noncurrent liabilities	1,923.5	1,611.9
Deferred income taxes	699.7	778.4
Total Noncurrent Liabilities	6,065.6	5,792.7
Total Liabilities	7,817.9	8,281.7
Air Products Shareholders’ Equity	10,580.8	10,086.2
Noncontrolling Interests	112.4	99.3
Total Equity	10,693.2	10,185.5
Total Liabilities and Equity	$18,511.1	$18,467.2

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	31 March
(Millions of dollars)	2018	2017
Operating Activities
Net income	$585.3	$2,442.1
Less: Net income attributable to noncontrolling interests of continuing operations	14.3	12.3
Net income attributable to Air Products	571.0	2,429.8
(Income) Loss from discontinued operations	1.0	(1,873.8)
Income from continuing operations attributable to Air Products	572.0	556.0
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	467.9	417.9
Deferred income taxes	(94.4)	(68.6)
Tax reform repatriation	310.3	—
Undistributed earnings of unconsolidated affiliates	3.1	(31.5)
Gain on sale of assets and investments	(2.4)	(6.5)
Share-based compensation	22.5	18.5
Noncurrent capital lease receivables	47.2	45.4
Write-down of long-lived assets associated with cost reduction actions	—	45.7
Other adjustments	44.7	34.0
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	(30.2)	(53.8)
Inventories	5.5	20.7
Contracts in progress, less progress billings	(12.2)	(5.0)
Other receivables	23.2	118.4
Payables and accrued liabilities	(260.4)	(178.6)
Other working capital	13.3	(51.4)
Cash Provided by Operating Activities	1,110.1	861.2
Investing Activities
Additions to plant and equipment	(572.5)	(532.2)
Acquisitions, less cash acquired	(271.4)	—
Investment in and advances to unconsolidated affiliates	—	(8.9)
Proceeds from sale of assets and investments	34.4	13.5
Purchases of investments	(345.7)	(1,823.2)
Proceeds from investments	612.9	400.0
Other investing activities	(2.6)	(1.6)
Cash Used for Investing Activities	(544.9)	(1,952.4)
Financing Activities
Long-term debt proceeds	.5	1.3
Payments on long-term debt	(409.2)	(469.7)
Net decrease in commercial paper and short-term borrowings	(22.4)	(816.6)
Dividends paid to shareholders	(415.5)	(374.0)
Proceeds from stock option exercises	52.7	19.9
Other financing activities	(21.7)	(22.7)
Cash Used for Financing Activities	(815.6)	(1,661.8)
Discontinued Operations
Cash used for operating activities	(3.1)	(520.8)
Cash provided by investing activities	18.6	3,750.6
Cash provided by financing activities	—	69.5
Cash Provided by Discontinued Operations	15.5	3,299.3
Effect of Exchange Rate Changes on Cash	28.2	(7.8)
(Decrease) Increase in Cash and Cash Items	(206.7)	538.5
Cash and Cash items - Beginning of Year	3,273.6	1,330.8
Cash and Cash items - End of Period	$3,066.9	$1,869.3
Supplemental Cash Flow Information
Cash paid for taxes (net of refunds) - Continuing operations	$153.7	$275.0

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
SUMMARY BY BUSINESS SEGMENTS
(Unaudited)

(Millions of dollars)	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Segment Total
Three Months Ended 31 March 2018
Sales	$913.2	$561.6	$557.6	$101.7	$21.6	$2,155.7
Operating income (loss)	222.3	116.7	148.7	12.1	(44.4)	455.4
Depreciation and amortization	122.3	50.7	62.6	1.9	2.5	240.0
Equity affiliates' income	16.9	11.1	15.4	.3	—	43.7
Three Months Ended 31 March 2017
Sales	$890.1	$414.2	$435.9	$216.5	$23.4	$1,980.1
Operating income (loss)	223.2	88.6	112.3	22.7	(40.9)	405.9
Depreciation and amortization	116.0	41.6	49.3	1.7	3.2	211.8
Equity affiliates' income	13.0	8.3	12.9	—	—	34.2

	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Segment Total
Six Months Ended 31 March 2018
Sales	$1,823.0	$1,077.5	$1,201.2	$234.7	$35.9	$4,372.3
Operating income (loss)	439.5	221.2	324.2	21.6	(90.4)	916.1
Depreciation and amortization	240.1	99.8	119.4	3.5	5.1	467.9
Equity affiliates' income	35.5	24.2	29.6	.7	—	90.0
Six Months Ended 31 March 2017
Sales	$1,754.0	$813.9	$874.2	$364.4	$56.1	$3,862.6
Operating income (loss)	446.5	178.6	230.7	30.9	(70.0)	816.7
Depreciation and amortization	227.8	83.8	96.0	3.7	6.6	417.9
Equity affiliates' income	27.7	17.8	26.4	.3	—	72.2
Total Assets
31 March 2018	$5,915.0	$3,475.5	$4,779.1	$252.5	$4,089.0	$18,511.1
30 September 2017	5,840.8	3,276.1	4,412.1	279.6	4,648.4	18,457.0
Below is a reconciliation of segment total operating income to consolidated operating income:

	Three Months Ended		Six Months Ended
	31 March		31 March
Operating Income	2018	2017	2018	2017
Segment total	$455.4	$405.9	$916.1	$816.7
Business separation costs	—	—	—	(32.5)
Cost reduction and asset actions	—	(10.3)	—	(60.3)
Consolidated Total	$455.4	$395.6	$916.1	$723.9

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Below is a reconciliation of segment total equity affiliates' income to consolidated equity affiliates' income:

	Three Months Ended		Six Months Ended
	31 March		31 March
Equity Affiliates' Income	2018	2017	2018	2017
Segment total	$43.7	$34.2	$90.0	$72.2
Tax reform repatriation - equity method investment	—	—	(32.5)	—
Consolidated Total	$43.7	$34.2	$57.5	$72.2
Below is a reconciliation of segment total assets to consolidated total assets:

	31 March	30 September
Total Assets	2018	2017
Segment total	$18,511.1	$18,457.0
Discontinued operations	—	10.2
Consolidated Total	$18,511.1	$18,467.2

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Millions of dollars, unless otherwise indicated)
1. INCOME TAXES
Tax Restructuring Benefit
In the second quarter of 2018, we recognized a $38.8 tax benefit and a decrease in net deferred tax liabilities resulting from the restructuring of foreign subsidiaries.
U.S. Tax Cuts and Jobs Act
On 22 December 2017, the United States enacted the U.S. Tax Cuts and Jobs Act (“the Tax Act”) which significantly changed existing U.S. tax laws, including a reduction in the federal corporate income tax rate from 35% to 21%, a deemed repatriation tax on unremitted foreign earnings, as well as other changes. As a result of the Tax Act, our consolidated income statements for the six months ended 31 March 2018 reflect a net expense of $239.0 for the impacts recorded during the first quarter of fiscal year 2018. This includes an expense of $453.0 for the cost of the deemed repatriation tax and adjustments to the future cost of repatriation from foreign investments. This expense impacted our income tax provision by $420.5 and equity affiliate income by $32.5 for future costs of repatriation that will be borne by an equity affiliate. In addition, the income tax provision was benefited by $214.0 primarily from the re-measurement of our net U.S. deferred tax liabilities at the lower corporate tax rate.
We are reporting the impacts of the Tax Act provisionally based upon reasonable estimates. The impacts are not yet finalized as they are dependent on factors and analysis not yet known or fully completed, including but not limited to, the final cash balances for fiscal year 2018, further book to U.S. tax adjustments for the earnings of foreign entities, the issuance of additional guidance, as well as our ongoing analysis of the Tax Act.
As a fiscal year-end taxpayer, certain provisions of the Tax Act become effective in our fiscal year 2018 while other provisions do not become effective until fiscal year 2019. The corporate tax rate reduction is effective as of 1 January 2018 and, accordingly, reduces our 2018 fiscal year U.S. federal statutory rate to a blended rate of approximately 24.5%.
2. NEW ACCOUNTING GUIDANCE
Presentation of Net Periodic Pension and Postretirement Benefit Cost
During the first quarter of fiscal year 2018, we adopted accounting guidance on the presentation of net periodic pension and postretirement benefit cost. Prior to adoption, all net periodic benefit costs were presented within operating costs, primarily within "Cost of sales" and "Selling and administrative." As a result of adoption, non-service costs (e.g., interest cost, expected return on plan assets, amortization of actuarial gains/losses, settlements) are now presented in our consolidated income statements outside of operating income in "Other non-operating income (expense), net." Prior period information has been reclassified to conform to the fiscal year 2018 presentation. The line item classification changes required by the new guidance did not impact the Company's pre-tax earnings or net income; however, "Operating income" and "Other non-operating income (expense), net" changed by immaterial offsetting amounts.